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                                                                  Exhibit 99.10

                               Cytyc Corporation

                                85 Swanson Road

                             Boxborough, MA 01719


              LETTER TO COMMISSION PURSUANT TO TEMPORARY NOTE 3T

March 26, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549-0408

Ladies and Gentlemen:

Pursuant to Temporary Note 3T to Article 3 of Regulation S-X under the Securities and Exchange Act of 1933, as amended, this letter is to confirm that Cytyc Corporation has obtained a letter of representation from Arthur Andersen LLP ("Andersen") stating that the December 31, 2001 audit conducted by Andersen was subject to Andersen's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, and that there was appropriate continuity of Andersen personnel working on the audit and availability of national office consultation. Andersen further represented that the availability of personnel at foreign affiliates of Andersen was not relevant to this audit.

                                          Very truly yours,

                                          Cytyc Corporation

                                          /s/ Robert L. Bowen

                                          Robert L. Bowen
                                          Vice President, Chief Financial
                                          Officer and Treasurer

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